Exhibit 10.36

PROMISSORY NOTE

$120,000 (USD)	DUE: AUGUST 28, 2014

MADE AT the City of Chicago, in the State of Illinois, as of the 28th day of February, 2014.

FOR VALUE RECEIVED, the undersigned promises to pay TROY HOLDINGS INTERNATIONAL INC. the principal amount of ONE HUNDRED AND TWENTY THOUSAND DOLLARS ($120,000.00) of lawful money of the United States of America, together with interest on the amount outstanding from time to time, accruing only after default, at a rate of 10% per annum, calculated and compounded monthly. Interest on overdue interest shall be computed and compounded in the same manner and at the same rate as provided for herein and shall be payable upon demand. The principal sum shall be paid in full by six months from the date of this Promissory Note.

THE UNDERSIGNED hereby agrees to pay the principal sum and interest in the following installments:

Date	Principal Payment
March 28, 2014	$20,000.00
April 28, 2014	$20,000.00
May 28, 2014	$20,000.00
June 28, 2014	$20,000.00
July 28, 2014	$20,000.00
August 28, 2014	$20,000.00
Total	$120,000.00

THIS PROMISSORY NOTE is subject to certain rights of set-off contained in a stock purchase agreement dated February 22, 2014 made amongst Troy Holdings International Inc., Epazz, Inc. and Telecorp Products, Inc.

THE UNDERSIGNED hereby, waives demand, presentment, protest, notice of protest and notice of dishonour.

THE UNDERSIGNED, WHEN NOT IN DEFAULT hereunder, shall have the privilege of prepaying the whole or any part of the principal sum secured at any time or times without notice, bonus or penalty.

IF ANY PROVISION of this Promissory Note shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such portion and shall not affect or render invalid or unenforceable any other provision of this Promissory Note.

THIS PROMISSORY NOTE is made pursuant to and shall be governed by and construed in accordance with the laws of the State of Illinois.

EPAZZ, INC.

Per: /s/ Shaun Passley
Name: Shaun Passley
Title:Chief Executive Officer

I have authority to bind the Corporation.